UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2013 (March 11, 2013)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 1, 2013, Key Energy Services, Inc., a Maryland corporation (the “Company”), through its subsidiary, Key Energy Services Luxembourg II S.a r.L., a limited liability company incorporated under the laws of Luxembourg, entered into an agreement (the “Agreement”) to purchase the remaining 50% interest in OOO Geostream Services Group, a limited liability company incorporated in the Russian Federation (the “Joint Venture”), held by affiliates of Glenavon Group S.A., a company incorporated in the British Virgin Islands, for approximately $14.6 million (the “Transaction”). The Transaction is expected to close on or about March 22, 2013 (the “Closing”) and is subject to the satisfaction of customary closing conditions. The Agreement contains customary representations and warranties of the parties. The Company is filing this Current Report on Form 8-K in connection with the escrow agent’s receipt of certain documents required by an escrow arrangement entered into by the parties in connection with the Agreement.

Prior to the Closing, the Company has held a 50% controlling indirect interest in the Joint Venture. Following the Closing, the operations of the Joint Venture will remain in the Company’s international segment as an indirect wholly-owned subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 11, 2013	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President and General Counsel